SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                           FORM 11-K
                         ANNUAL REPORT
                Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934


(Mark One):

 X   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934 [FEE REQUIRED].

For the fiscal year ended December 31, 1995

     TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED].
For the transition period from             to

Commission File number 33-62705

  A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                DOMINION SUBSIDIARY SAVINGS PLAN

  B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                    DOMINION RESOURCES, INC.
                        P. O. BOX 26532
                     901 East Byrd Street
                 Richmond, Virginia 23261-6532

                DOMINION SUBSIDIARY SAVINGS PLAN

                      FINANCIAL STATEMENTS

                       TABLE OF CONTENTS


                                                                 Pages

Financial Statements:

  Statement of Net Assets Available for Plan
    Benefits as of December 31, 1995                                    F-2

  Statement of Changes in Net Assets Available for
    Plan Benefits for the period October 1, 1995
    (Inception) to December 31, 1995                                    F-3

  Notes to Financial Statements                                   F-4 - F-9

Supplemental Schedules:

  Item 27a - Schedule of Assets Held for Investment
             Purposes                                                  F-10

  Item 27d - Schedule of Reportable Transactions                       F-11

Schedules Omitted:

  The following schedules are omitted because of the absence of the conditions under which they are required, or because the required information is included in the financial statements or notes thereto:

                    Schedules I, II and III.
















                                    DOMINION SUBSIDIARY SAVINGS PLAN
                           STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            DECEMBER 31, 1995
                                               (Unaudited)
                                                                                               NonParticipant
                                              Participant Directed                               Directed
                                  Dominion                                                        Dominion
                                Resources,Inc.  Interest       Equity       America's          Resources, Inc.
                                Common Stock    Bearing        Index        Utility  Balanced  Common Stock
Assets                 Total       Fund          Fund           Fund         Fund    Fund           Fund
Equities
 (cost $41,866)       $ 42,102  $ 9,947                                    $7,739   $ 7,138    $17,278
Interest Bearing
 Securities
 (cost $16,472)         16,599                                                       16,599
Nationsbank Cash
 Reserves Capital
 Class                  10,207                   10,207
Total investments
 in securities          68,908    9,947          10,207                     7,739    23,737     17,278
Temporary cash
 investments at cost
 (approximates fair
 value)                 15,429                                15,275                    154
Cash                       189                                                          189
Contributions
  receivable:
 Participants           21,401    2,089             400        7,972        2,385     8,555
 Participating Co.'s     8,883                                                                   8,883
Interest receivable         27                       27
  Total               $114,837  $12,036         $10,634       $23,247      $10,124  $32,635    $26,161

Liabilities and
Net Assets Available
For Plan Benefits
Net Assets available
for Plan Benefits      114,837   12,036          10,634        23,247       10,124   32,635     26,161
 Total                $114,837  $12,036         $10,634       $23,247      $10,124  $32,635    $26,161

The accompanying notes are an integral part of the financial statements.

                                    DOMINION SUBSIDIARY SAVINGS PLAN
                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                  FOR THE YEAR ENDED DECEMBER 31, 1995
                                               (Unaudited)
                                                                                                     NonParticipant
                                                    Participant Directed                             Directed
                                        Dominion                                                     Dominion
                                      Resources, Inc.  Interest    Equity     America's              Resources, Inc.
                                       Common Stock     Bearing     Index      Utility   Balanced    Common Stock
                                Total     Fund           Fund        Fund       Fund      Fund         Fund
Investment income:
   Dividends                 $    75  $                $            $            $    75  $          $
   Interest                      366                           27                                339
     Total investment
      income                     441                           27                     75         339
Net appreciation in fair
 value of investments            363        161                                       43         159
Transfer of participants'
   assets from a
   predecessor plan to
   the Dominion
   Subsidiary Savings Plan    28,147      4,664            9,413          829       3,548      9,693
Contributions:
   Participants               59,725      7,211            1,194       22,418       6,458     22,444
   Participating
    companies                 26,161                                                                       26,161
   Net increase              114,837     12,036           10,634       23,247      10,124     32,635       26,161
Net assets available
for Plan benefits:
Beginning of year                  0          0                0            0           0          0            0
End of year                 $114,837    $12,036          $10,634      $23,247     $10,124    $32,635      $26,161

The accompanying notes are an integral part of the financial statements.

                DOMINION SUBSIDIARY SAVINGS PLAN

                 NOTES TO FINANCIAL STATEMENTS


1.   Filing Requirements

     In accordance with Item 4 of the Form 11-K filing requirements and Department of Labor regulation section 2520.104-50, this report includes unaudited financial statements. Item 4 provides that "plans subject to ERISA may file plan financial statements... prepared in accordance with the financial reporting requirements of ERISA." Item 4 also provides that an audit by an independent accountant is required only to the extent that such examination is required by ERISA. The Plan was adopted effective October 1, 1995, and its initial plan year covered the three months ending on December 31, 1995. Department of Labor regulation section 2520.104-50 provides that an independent qualified public accountant is not required to audit the Plan's financial statements for the 1995 plan year until the financial statements for the 1996 plan year are prepared. Accordingly, the Form 11-K that is filed for the 1996 plan year will include audited financial statements for both the initial short plan year and the 1996 plan year.

2.   Summary of Significant Accounting Policies

     General:

     The Dominion Subsidiary Savings Plan (the Plan) is a defined contribution plan that was established on October 1, 1995.

     Dominion Resources, Inc. (Dominion Resources), offers its common stock along with other investment options (see footnote 6 for addition information) to participants in the Dominion Subsidiary Savings Plan. Dominion Resources is the plan administrator. The designated plan sponsor and fiduciary is Dominion Capital, Inc. The Plan financial statements are prepared using the accrual basis of accounting.

     For additional information concerning the Plan, see Plan documents.

     Investment Income:

     Dividend income is recognized on the ex-dividend date.

     Investment Valuations:

     Investments in securities traded on a national securities exchange are stated at the last reported sales price on the last working day of each calendar quarter (the valuation date). Investments in NationsBank Cash Reserves Capital Fund are stated at cost which approximates fair market value. Investments in interest bearing securities are stated at fair value based upon dealer quotes on the last business day of the year.

      Distributions:

      Distributions from the Plan are recorded on the valuation date coincident with or immediately preceding the date of the withdrawal in which a participant terminated employment, retire, or submitted a valid withdrawal request.


3.         Plan Participants

      The affiliates of Dominion Resources, Inc. which have adopted the Plan are : Governor's Land Management Company, Inc.; Old North State Management Company; and Dominion Appalachian Development, Inc.

      Eligible participants are employees of the affiliates mentioned above and are at least eighteen years old, have been a Company employee for six months and are scheduled to work or actually work at least 1,000 hours a year as a regular full-time employee or part-time employee.

      There were 96 participants in the Plan as of December 31, 1995.

4.         Contributions

      Under the terms of the Plan, participants may make contributions to the Plan with before-tax dollars.

      A maximum of 10% of the participant's eligible earnings can be invested in the Plan. The Participating Companies contribute a matching amount equivalent to 50% of each participant's contributions, not to exceed 3% of the participant's eligible earnings, which is used to purchase Dominion Resources, Inc. common stock.

5.         Vesting Provisions

      Participants become vested in their own contributions immediately and in the Participating Companies' matching contributions after three years of vesting services. Matching contributions vest immediately when the participants meet any one of the following criteria: reach the age of 55, retire, die while employed by the Participating Company, become totally and permanently disabled as determined by the Company or lose his/her job due to a Company-ordered reduction in force.

6.         Forfeiture Provisions

      Participating Companies' contributions and related earnings, which participants forfeit as a result of withdrawing their contributions prior to vesting, are applied to reduce future Participating Companies' contributions. No forfeitures had occurred for the year ended December 31, 1995.

7.         Investment Options

      The Plan provides for employee contributions to be invested in the following funds:

      Dominion Resources, Inc. (DRI) Common Stock Fund - All investments are in DRI Common Stock.

      Interest Fund - This fund's focus is on preservation of principal and the primary investments are in high quality fixed income securities.

      Balanced Fund - Thirty percent of this fund is invested in equity securities and the residual is invested in fixed income securities. It is designed to produce stable long-term principal growth.

      America's Utility Fund - Investments are in the common stock of electric, gas and telephone utilities, which are intended to provide high income and moderate principal growth. America's Utility Fund is sponsored and administered by a subsidiary of Dominion Resources, Inc.

      Equity Index Fund - The objective is to provide a total return equal to the return on the U.S. stock market as measured by the Standard and Poor's 500 Index.

      Loan Fund - Participants are allowed to borrow against their vested balance. Repayment periods range from one to five years.

      Participating Companies' matching contributions are invested only in the DRI Common Stock Fund and cannot be transferred to other funds.

      Employee contributions may be invested in any options (except the loan fund) in 10% increments totaling to 100%. Changes in investment options may be selected four times a year, to be effective the first day of each quarter.

8.         Income Taxes

      The Plan is a qualified employee's profit sharing trust under Sections 401(a) and 401(k) of the Internal Revenue Code and, as such, is exempt from Federal income taxes under Section 501(a). Pursuant to Section 402(a) of the Internal Revenue Code, a participant is not taxed on the income and contributions allocated to the participant's account until such time as the participant or the participant's beneficiaries receive distributions from the Plan.

      The Plan obtained its latest determination letter on May 21, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

9.         Trustee

      Dominion Resources, Inc. has entered into a Trust Agreement with Signet Trust Company with respect to the Dominion Resources, Inc. Common Stock Fund, Balanced Fund, Equity Index Fund and America's Utility Fund. NationsBank Trust Company serves as Trustee of the Plan with respect to the Interest Fund.








10.   Loans to Participants

      The Plan has an established loan feature; however, loans were not available to Participants until June 1, 1996. Participants are eligible to secure loans against their Plan assets. The maximum loan amount is the lesser of:

       50% of the vested account balance or
       $50,000 (reduced by the maximum outstanding loan balance during the prior twelve months)

     The loans will be interest-bearing at one percentage point above the prime rate of interest. The rate is determined every quarter, however, the rate is fixed at the inception of the loan for the life of the loan.

     Participants will make repayments to the Plan on a monthly basis. Any defaults in loans result in a reclassification of the remaining loan balances as taxable distributions to the participants.

11.  Right to Terminate

     Dominion Capital, Inc. reserves the right to terminate the Plan by action of its Board of Directors. No termination of the Plan may retroactively diminish any Participant's interest in the Plan or prejudice the accrued rights thereunder. In the event of termination of the Plan, no part of the Plan assets or any Participant's interest in the Plan will revert to Participating Companies.

12.  Net Appreciation in Fair Value of Investments

     During 1995, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $363 as follows:

                                                           1995
     Investments at Fair Value as
      Determined by Quoted Market
      Price:

       Common Stock                                        $165
       Mutual Funds                                         198
           Net Change in Fair Value                        $363


13.  Investments Exceeding 5% of Net Assets

     The following table represents the fair value of investments at year end with investments exceeding 5% of the Plan's net assets shown separately:

                                                           1995

       Investments at Fair Value as
        Determined by Quoted Market
        Price

        Common Stock                                    $27,225
        Mutual Funds                                     31,476
                                                        $58,701

       Investment at Estimated Fair
        Value:

        NationsBank Cash Reserves
         Capital Class                                   10,207
        Temporary Cash Investments                       15,429
                                                        $25,636

14.  Other Matters

     Certain administrative expenses totaling $11,632 have been paid by the Plan's sponsor Dominion Capital, Inc.

















                DOMINION SUBSIDIARY SAVINGS PLAN

         SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1995
   ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                          (Unaudited)


                                                                    Current
Description                                                Cost       Value

Cash                                                    $   189     $   189

Temporary cash investments:
   The Virtus Money Market Fund                         $   154     $   154
   Mellon Temporary Investment Fund                      15,275      15,275
     Total temporary cash investments                    15,429      15,429

Equities:
   Dominion Resources Common Stock                       27,060      27,225
   Miller, Anderson & Sherrerd Funds
    Equity Portfolio                                      7,110       7,138
   America's Utility Fund                                 7,696       7,739
     Total equities                                      41,866      42,102

Interest bearing securities:
   Miller, Anderson & Sherrerd Funds
    Fixed Income Portfolio                               16,472      16,599

NationsBank Cash Reserves Capital Class                  10,207      10,207

     Total Assets Held for Investment                   $84,163     $84,526













                DOMINION SUBSIDIARY SAVINGS PLAN

         SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1995
         ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                          (Unaudited)



Schedules that report the 5% transactions which transpired in 1995 for this trust were filed in paper format as Exhibit 99(iii).


































                              F-11